UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2016

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Targa Resources Partners LP (the “Partnership”) held a Special Meeting of Common Unitholders (the “Special Meeting”) on February 12, 2016. At the Special Meeting, the Partnership’s common unitholders met for the following purposes: (1) to consider and vote upon a proposal (the “Merger proposal”) to approve the Agreement and Plan of Merger, dated as of November 2, 2015, by and among Targa Resources Corp. (“TRC”), Spartan Merger Sub LLC, the Partnership and Targa Resources GP LLC, pursuant to which TRC will acquire indirectly all of the outstanding common units representing limited partner interests in Targa Resources Partners LP that TRC and its subsidiaries do not already own (the “Merger”); and (2) to consider and vote upon, on an advisory non-binding basis, the compensation payments that may be paid or become payable to the Partnership’s named executive officers in connection with the Merger (the “TRP compensation proposal”). The following are the final voting results on proposals considered and voted upon at the Special Meeting, each of which is more fully described in the Partnership’s definitive proxy statement filed on January 11, 2016:

1.	The Merger proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
108,102,258	4,061,646	185,661	0

2.	The TRP compensation proposal was approved by the following vote:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
104,591,656	7,197,154	560,755	0

Item 8.01	Other Events.

On February 12, 2016, the Partnership and TRC issued a joint press release announcing the voting results of the Special Meeting. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 12, 2016, issued by Targa Resources Partners LP and Targa Resources Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

By: Targa Resources GP LLC, Its general partner

By:	/s/ Matthew J. Meloy
Matthew J. Meloy Executive Vice President and Chief Financial Officer

Dated: February 12, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated February 12, 2016, issued by Targa Resources Partners LP and Targa Resources Corp.

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